                                AmeriKing, Inc.
                   Calculation of Earnings per Common Share

                                                                  Fiscal Year Ended

                                                  December 28,       December 29,      December 30,
                                                      1998               1997              1996
                                                  -----------        -----------       -----------
Net income (loss) before extraordinary item       $ 1,813,000        $(2,034,000)      $(2,942,000)
Earnings available to stockholders
Dividends
   Preferred Stock                                   (558,000)          (450,000)         (450,000)
   Senior Preferred Stock                          (4,678,000)        (4,112,000)         (303,000)
Amortization of issuance costs                       (110,000)          (129,000)          (10,000)
                                                  -----------        -----------       -----------
Income (loss) before extraordinary item
  available to common stockholders                 (3,533,000)        (6,725,000)       (3,705,000)
Extraordinary item - loss from early
  extinguishment of debt (net of taxes)                                                 (5,055,000)
                                                  -----------        -----------       -----------
Income (loss) available to common stockholders    $(3,533,000)       $(6,725,000)      $(8,760,000)
                                                  ===========        ===========       ===========
Weighted average number of common shares
  outstanding - basic                                 902,992            900,167           865,515
                                                  -----------        -----------       -----------
Dilutive effect of options and warrants
Weighted average number of common shares
  outstanding - diluted                               902,992            900,167           865,515

Net income (loss) per common share before
  extraordinary item - basic                      $     (3.91)       $     (7.47)      $     (4.28)
Extraordinary item - basic                                                                   (5.84)
                                                  -----------        -----------       -----------
Net income (loss) per common share - basic        $     (3.91)       $     (7.47)      $    (10.12)
                                                  ===========        ===========       ===========
Net income (loss) per common share before
  extraordinary item - diluted                    $     (3.91)       $     (7.47)      $     (4.28)
Extraordinary item - diluted                                                                 (5.84)
                                                  -----------        -----------       -----------
Net income (loss) per common share - diluted      $     (3.91)       $     (7.47)      $    (10.12)
                                                  ===========        ===========       ===========

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
                                                        Total
                                                        Shares
                                                        ------
Weighted average number of common shares-
  basic:

  Original shares                             863,290    863,290    863,290

  Option shares                                 9,702      6,877

  Warrant shares

  Common stock units                           30,000     30,000      2,225
                                              -------    -------    -------
  Total                                       902,992    900,167    865,515
                                              =======    =======    =======
Weighted average number of common shares-
  diluted:

  Original shares                             863,290    863,290    863,290

  Option shares                                 9,702      6,877

  Warrant shares

  Common stock units                           30,000     30,000      2,225
                                              -------    -------    -------
  Total                                       902,992    900,167    865,515
                                              =======    =======    =======